Exhibit H(12)

AMENDMENT NUMBER 4 TO SUB-ADMINISTRATION AGREEMENT

This Amendment to the Sub-Administration Agreement (the “Amendment”) is made as of April 19, 2021 and effective as of November 1, 2020 by and between MML Investment Advisers, LLC (the “Administrator”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”).

WHEREAS, the Administrator and the Sub-Administrator entered into a Sub-Administration Agreement dated as of April 1, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Administrator and the Sub-Administrator desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment.

Appendix B to the Agreement is hereby deleted in its entirety and replaced with Appendix B attached hereto as Exhibit 1.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page follows.]

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Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy
Name:	Kevin Murphy
Title:	Managing Director

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Name:	Douglas Steele
Title:	Vice President

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL PREMIER FUNDS

By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL SELECT FUNDS

By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND

By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

Exhibit 1

Appendix B

Sub-Administration Agreement

Summary of Administration Functions

Amended as of November 1, 2020

MassMutual Select Funds

MassMutual Premier Funds

MML Series Investment Fund

MML Series Investment Fund II

Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel
Compliance

Monitor portfolio compliance in accordance with the Fund’s current Prospectus and SAI.	Perform tests of certain specific portfolio activity designed from provisions of the Fund's Prospectus and SAI. Follow up on potential violations.	Continuously monitor portfolio activity and Fund operations in conjunction with 1940 Act, Prospectus, SAI and any other applicable laws and regulations. Monitor testing results and approve resolution of compliance issues.	A/C - Provide consultation as needed on compliance issues.

Frequency: Daily

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Provide compliance summary package.	Provide a report of compliance testing results.	Review report.	A/C - Provide consultation as needed.

Frequency: Monthly

Perform asset diversification testing to establish qualification as a RIC under IRC Section 851 (b) (3).	Perform asset diversification tests at each tax quarter-end. Follow up on issues.	Continuously monitor portfolio activity in conjunction with IRS requirements. Review test results and take any necessary action	A – In conjuction with MassMutualand tax service provider, provide consultation as needed in establishing positions to be taken in tax treatment of particular issues. Review quarter-end tests on a current basis.
C – Provide consultation as needed.

Approve tax positions taken.

Frequency: Quarterly

Perform qualifying income testing to establish qualification as a RIC under IRC section 851(b)(2).	Perform qualifying income testing on quarterly basis and as may otherwise be necessary. Follow up on issues.	Continuously monitor portfolio activity in conjunction with IRS requirements. Review test results and take any necessary action.	A- In conjuction with MassMutual and tax service provider, consult as needed on tax accounting positions to be taken. Review in conjunction with year-end audit. C- Provide consulation as needed.

Approve tax positions taken.

Frequency: Quarterly

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Treasury SErvices

Prepare the Fund's annual expense budget. Establish daily accruals.	Prepare preliminary expense budget. Notify fund accounting of new accrual rates.	Provide asset level projections. Approve expense budget.

Frequency: Annually
(or as needed for new funds)

Monitor the Fund's expense budget. Review the Fund's multi-class expense differentials. Frequency: Quarterly/Monthly (custody)	Monitor actual expenses updating budgets/expense accruals. Review expense differentials among classes to ensure consistency with Rule 18f-3 or the Fund’s exemptive application and the Fund’s private letter ruling or published ruling.	Provide asset level projections quarterly. Provide vendor information as necessary. Review expense analysis and approve budget revisions.	C/A - Provide consultation as requested.

Receive and coordinate payment of fund and escrow expenses.	Propose allocations of invoice among Funds and obtain authorized approval to process payment.	Approve invoices and allocations of payments. Send invoices to State Street in a timely manner.

Frequency: As often as necessary

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Function	State Street Bank and Trust Company	MML Investment Advisers, LLC	Suggested Fund Auditor or Counsel

Prepare Quarterly Deferred Compensation statemements for fund Trustees.	Calculate quarterly gain/loss on shadow investments and prepare statements. Deliver statements to Trustees.	Approve calculations and statements. Communicate any change in status to State Street in a timely manner.	C - Provide consultation as requested.

Frequency: Quarterly

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Treasury SErvices

Review the Fund's multi-class dividend calculation procedures. Calculate periodic dividend rates to be declared in accordance with management guidelines.

Frequency: Annually (Spillback & Excise)

(or as required for closing/merging funds)

	Calculate dividends in accordance with methodology for each class to ensure consistency with Rule 18f-3 or the Fund’s exemptive application and the Fund's private letter ruling or published ruling. Calculate amounts available for distribution. Coordinate review by management and auditors. Notify custody and transfer agent of authorized dividend rates in accordance with Board approved policy.	Establish and maintain dividend and distribution policies. Review and approve dividend calculation methodologies for each class. Approve distribution rates per share and aggregate amounts. Obtain Board approval when required.	A - Review and approve dividend calculation methodology for each class of shares. Provide consultation as requested. A - Review and concur with proposed distributions (annually and spillback).

Calculate total return information on Funds as defined in the current Prospectus and SAI.	Provide total return calculations. Provide one month, three month, one year, five year, year-to-date and inception (various) performance calculations on a monthly basis. Also, include five year and since inception average annual calculations.	Review performance information prepared by State Street. Prepare additional performance calculations utilizing historical SIA performance.

Frequency: Monthly

Prepare responses to major industry questionnaires such as Lipper, ICI, Morningstar.	Prepare, coordinate as necessary, and submit responses to the appropriate agency.	Identify the services to which the Funds report. Provide information as requested.

Frequency: As often as necessary

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TREASURY SERVICES

Prepare financial information for presentation to Fund Management and Board of Directors.	Prepare selected portfolio and financial information for inclusion in board material.	Review financial information.

Frequency: Quarterly

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FINANCIAL REPORTING

Coordinate the annual audit, semi-annual preparation and printing of financial statements and notes, with management, fund accounting and the fund auditors. Provide quarterly Part F for client’s N-PORT filing	Draft and manage production cycle. Assist in resolution of accounting issues. Draft statements and coordinate auditor and management review, and clear comments. Coordinate production of Management Discussion and Analysis.	Approve production cycle and assist in managing to the cycle. Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements. Prepare appropriate management letter. Review and approve entire report. Mail reports to shareholders. Make appropriate representations in conjunction with audit.	A - Perform audit and issue opinion on annual financial statements. A/C - Review reports.

Frequency: Quarterly Part F, Semiannual and Annual NCSR

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TREASURY SERVICES

Prepare amendments to Registration Statement.	Provide information as requested.	Coordinate the preparation and filing of post-effective amendments. Coordinate with outside printers the Edgar conversion, filing with the SEC. Provide updates on board actions taken that would impact the registration structure. Coordinate printing of prospectus with third party vendor. Review and approve. Mail to shareholders.	A - Provide consents as appropriate.
Frequency: Annual update (includes updating financial highlights, expense tables, ratios)

Prepare Prospectus/SAI supplements.	Provide information as requested.	Coordinate the preparation of Prospectus and SAI supplements. File with the SEC via Edgar. Review and approve. Coordinate printing of supplements.
Frequency: As often as required

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TREASURY SERVICES

Coordinate the preparation and filing of Form 24f-2 Notice.	Accumulate capital stock information and draft Form 24f-2 Notice. Coordinate filing of approved Form with SEC via Edgar.	Review and approve filing.

Frequency: Annually

Respond to SEC audits.	Provide consultation as needed. (May apply to all internal SSC groups, as applicable, in addition to Treasury Services.)	Coordinate with regulatory auditors to provide requested documentation and resolutions to inquiries.	C/A - Provide consultation as requested.

Frequency: As needed

FUND ADMINISTRATION LEGAL SERVICES

Coordinate the preparation and filing of the Massachusetts Business Trust filing.	Accumulate total shares outstanding by trust and draft the filing. Coordinate payment and file with the Secretary of State’s office.	Review and approve filing.	C – Filing is completed by State Street Legal team.

Frequency: Annually

Review and coordinate the filing of the annual N-PX filing.	Provide accurate fund list and review filing. Coordinate filing with SEC with Vendor.	Review and approve filing.	C – N-PX filing is coordinated by State Street Legal team and MassMutual.

Frequency: Annually

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